Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

THE CHEMOURS COMPANY

(a Delaware corporation)

The Chemours Company (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. The Corporation was initially formed as a limited liability company by filing a Certificate of Formation with the Secretary of State of the State of Delaware on February 18, 2014, under the name “Performance Operations, LLC.” A Certificate of Amendment to the Certificate of Formation was filed with the Secretary of State of the State of Delaware on April 10, 2014, amending its name to “The Chemours Company, LLC.” A Certificate of Conversion was filed with the Secretary of State of the State of Delaware pursuant to Section 265 of the DGCL on April 30, 2015, converting the Corporation from a limited liability company into a corporation with the name “The Chemours Company.”

2. This Amended and Restated Certificate of Incorporation, which restates and amends the Certificate of Incorporation of the Corporation, has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the directors and stockholders of the Corporation, acting by written consent in lieu of a meeting in accordance with Section 228 of the DGCL.

3. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is The Chemours Company (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is the Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation is The Corporation Trust Company.

ARTICLE III

CORPORATE PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

Section 4.01 Authorized Shares. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 825,000,000, consisting of: (i) 810,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), and (ii) 15,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”).

Section 4.02 Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

(a) Ranking. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the board of directors upon any issuance of the Preferred Stock of any series.

(b) Voting. Each share of Common Stock shall entitle the holder thereof to one vote in person or by proxy for each share on all matters on which such stockholders are entitled to vote. Except as expressly set forth in the applicable Certificate of Designations with respect to any such series of Preferred Stock, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon.

(c) Dividends. The holders of shares of Common Stock shall be entitled to receive ratably such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the board of directors in its sole discretion from time to time out of assets or funds of the Corporation legally available therefor, subject to any preferential rights of any then outstanding Preferred Stock and any other provisions of this Certificate of Incorporation, as may be amended from time to time.

(d) Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, holders of Common Stock shall be entitled to receive all remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them and subject to any preferential rights of any then outstanding Preferred Stock.

(e) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(f) Recapitalization. Upon this Certificate of Incorporation of the Corporation becoming effective at [●] on [●], 2015, the date of filing with the Secretary of State of the State of Delaware, pursuant to the DGCL (the “Effective Time”), the 100 shares of the Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time, shall thereafter constitute [●] shares of Common Stock.

Section 4.03 Preferred Stock. The board of directors is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of all or any of the shares of Preferred Stock in one or more series and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, full or limited, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

The authority of the board of directors with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of shares of the series, which number the board of directors may thereafter increase or decrease, but not below the number of shares thereof then outstanding;

(c) the entitlement to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of capital stock;

(d) the redemption rights and price or prices, if any, for shares of the series;

(e) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

(f) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(g) whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(h) restrictions on the issuance of shares of the same series or any other class or series;

(i) the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

(j) any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares,

all as may be determined from time to time by the board of directors and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

ARTICLE V

BOARD OF DIRECTORS

Section 5.01 Election of Directors. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so require.

Section 5.02 Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the board of directors in its sole and absolute discretion.

Section 5.03 Number of Directors. The business and affairs of the Corporation shall be managed by, or under the direction of, the board of directors. Subject to the rights of holders of Preferred Stock, if any, the board of directors shall consist of not less than six (6) or greater than twelve (12), the exact number of which shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the entire board of directors, and subject to the rights of the holders of the Preferred Stock, if any, the exact number may be increased or decreased by such a resolution (but not to less than six (6) or greater than twelve (12).

Section 5.04 Classes of Directors. Other than those directors, if any, elected by the holders of any series of Preferred Stock, the board of directors shall be and is divided into three classes, as nearly equal in number as possible, designated as: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. The preceding two sentences shall not apply, subject to Section 5.05(a), in the event the Classification Proposal (defined below) is not approved in accordance with Section 5.05(b). No decrease in the number of directors shall shorten the term of any incumbent director.

Section 5.05 Terms of Office.

(a) Except for the terms of such additional directors, if any, as elected by the holders of any series of Preferred Stock, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, that each director initially appointed as a Class I director shall serve for an initial term expiring at the annual meeting of stockholders to be held in 2016, each director initially appointed as a Class II director shall serve for an initial term expiring at the annual meeting of stockholders to be held in 2017, and each director initially appointed as a Class III director shall serve for an initial term expiring at the annual meeting of stockholders to be held in 2018; provided, however, that if the Classification Proposal is not approved at the 2016 annual meeting, then each director shall, commencing with the 2017 annual meeting (or, in the case of the Class I directors, the 2016 annual meeting), be elected annually for a one year term. Notwithstanding the foregoing provisions of this Section 5.05(a), each director shall continue to serve until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

(b) Notwithstanding anything to the contrary in the first sentence of Section 5.04 or Section 5.05(a), the board of directors shall submit the retention of the classification provisions contained therein (the “Classification Proposal”) to a vote of the holders of the Common Stock of the corporation at the 2016 annual meeting of stockholders, such vote to be conducted in accordance with the immediately succeeding sentence. If the Classification Proposal is not approved by the holders of a majority of the shares of Common Stock of the Corporation voting thereon at the 2016 annual meeting, then (i) the Class I directors shall be elected to a one year term at the 2016 annual meeting, and the Class II and Class III directors shall, subject to the following clause (ii), continue to serve their existing term until their respective successors are duly elected and qualified, or until such respective director’s earlier death, resignation or removal and (ii) at the 2017 annual meeting and thereafter, all directors of the Corporation shall be elected annually at each annual meeting of stockholders of the Corporation. If the Classification Proposal is approved by the holders of a majority of the shares Common Stock of the Corporation voting thereon at the 2016 annual meeting, then the Class I directors shall be elected at the 2016 annual meeting to a three year term and the provisions contained in the first sentence of Section 5.04 and Section 5.05(a) shall continue unaltered in full force and effect. For purposes of this Section 5.05(b), shares shall be deemed “voting” only if they are voted in favor of or against the Classification Proposal, and shares as to which the holder has abstained shall be deemed to have not been voted.

Section 5.06 Vacancies. Subject to the rights of the holders of any series of Preferred Stock, vacancies on the board of directors by any reason, including by death, resignation, retirement, disqualification, removal from office, or otherwise, and any newly created directorships resulting from any increase in the authorized number of directors shall be solely filled by a majority of the directors then in office, in their sole discretion, even though less than a quorum, or by a sole remaining director, in his or her sole discretion, and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

Section 5.07 Authority. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any Bylaws of the Corporation adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

ARTICLE VI

STOCKHOLDERS

Section 6.01 Cumulative Voting. No holder of Common Stock of the Corporation shall be entitled to exercise any right of cumulative voting.

Section 6.02 Stockholder Action. Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action in lieu of a meeting is hereby specifically denied.

Section 6.03 Special Meetings. Subject to the terms of any series of Preferred Stock, special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time by: (a) the board of directors as set forth in the Corporation’s Bylaws and (b) the Corporate Secretary of the Corporation at the written request of holders of record of the Common Stock holding at least 25% of the outstanding stock of the Corporation entitled to vote and proposing a proper matter for stockholder action in accordance with the DGCL, or owning a number of shares satisfying any higher voting threshold as is set forth in the Bylaws of the Corporation; provided, however, that the Bylaws of the Corporation may prohibit stockholders from calling a Special Meeting.

ARTICLE VII

LIMITATION ON LIABILITY;

INDEMNIFICATION

Section 7.01 Limitation on Liability. To the fullest extent permitted by the DGCL, as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit; provided that if the DGCL shall be amended or modified to provide for exculpation for any director in any circumstances where exculpation is prohibited pursuant to any of the preceding clauses (a) through (d), then such directors shall be entitled to exculpation to the maximum extent permitted by such amendment or modification. No amendment to, modification of or repeal of this Section 7.01 shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions of such director occurring prior to such amendment, modification or repeal.

Section 7.02 Indemnification. The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the board of directors of the Corporation.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director, manager, officer, employee, trustee or agent of, or in a fiduciary capacity with respect to, another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 7.02.

The right of indemnification provided in this Section 7.02 shall not be exclusive, and shall be in addition to any other right to which any person may otherwise be entitled by law, statue, under the Bylaws of the Corporation, or under any agreement, vote of stockholders or disinterested directors, or otherwise. Any amendment, repeal or modification of this Section 7.02 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification

ARTICLE VIII

FORUM SELECTION

Section 8.01 Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 8.02 of Article VIII. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunction and specific performance, to enforce the forgoing provisions.

ARTICLE IX

AMENDMENT

Section 9.01 Certificate of Incorporation. The Corporation shall have the right, from time to time, to amend, alter, change or repeal any provision of this Certificate of Incorporation in any manner now or hereafter provided by this Certificate of Incorporation, the Bylaws of the Corporation or the DGCL, and all rights, preferences, privileges and powers of any kind conferred upon any director or stockholder of the Corporation by this Certificate of Incorporation or any amendment thereof are conferred subject to such right. Notwithstanding anything contained in this Certificate of Incorporation to the contrary (and in addition to any vote required by law), the affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote for the election of directors shall be required to amend, alter, change, or repeal or to adopt any provision inconsistent with Article V (other than Section 5.05(b)), Article VI, Article VII and this Article IX; provided further, that if the stockholders do not approve the Classification Proposal, then following the date of the 2016 annual meeting of the Corporation, Section 5.04 and Section 5.05(a) may be amended, altered, changed or repealed by the affirmative vote of the stockholders required by law.

Section 9.02 Bylaws. In furtherance and not in limitation of the powers conferred by law, the board of directors is expressly authorized and empowered, without the assent or vote of the stockholders, to adopt, amend and repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the board of directors shall require the approval by the majority of the entire board of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote for the election of directors shall be required to amend, repeal or adopt any provision of the Bylaws of the Corporation.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this      day of             , 2015.

The Chemours Company

By:
Name:
Title:

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